                                                                    EXHIBIT 23.3

                CONSENT OF ARTHUR ANDERSEN, INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement of JDS Uniphase Corporation on Form S-4 of our report dated 6 April 2000 with respect to the consolidated financial statements of SDL Queensgate Limited as at 31 March 1999 and for each of the two years in the period ended 31 March 1999, included in the Current Report (Form 8-K/A) of SDL Inc. filed 22 May 2000.



/s/ ARTHUR ANDERSEN
--------------------
Arthur Andersen, Chartered Accountants

Reading, England
September 6, 2000